EXHIBIT 1
(TRANSLATION)
ARTICLES OF INCORPORATION
OF
NIPPON DENKI KABUSHIKI KAISHA
(NEC CORPORATION)
Historical Note

Promulgated on July 17, 1899
Entirely revised on November 29, 1951
Partially amended on November 29, 1955
– Do. – on May 31, 1956
– Do. – on November 26, 1956
– Do. – on November 28, 1957
– Do. – on November 28, 1958
– Do. – on November 30, 1960
– Do. – on November 30, 1961
– Do. – on November 30, 1962
– Do. – on January 28, 1963
– Do. – on November 30, 1963
– Do. – on November 30, 1966
– Do. – on November 30, 1968
– Do. – on November 30, 1970
– Do. – on November 30, 1972
– Do. – on November 30, 1973
– Do. – on May 29, 1975
– Do. – on June 30, 1977
– Do. – on June 30, 1982
– Do. – on June 29, 1984
– Do. – on June 28, 1985
– Do. – on June 29, 1988
– Do. – on June 27, 1991
– Do. – on June 29, 1994
– Do. – on June 27, 1997
– Do. – on October 1, 2001
– Do. – on June 20, 2002
– Do. – on June 19, 2003
– Do. – on June 22, 2004
– Do. – on June 22, 2005

ARTICLES OF INCORPORATION
OF
NIPPON DENKI KABUSHIKI KAISHA
(NEC CORPORATION)
CHAPTER I
GENERAL PROVISIONS
Article 1. (Trade Name)
     The Company is called Nippon Denki Kabushiki Kaisha, whose English expression shall be NEC Corporation.
Article 2.(Object)
     The object of the Company is to carry on the following businesses:
1. To manufacture, sell or otherwise dispose of, telecommunications equipment, machinery and instruments, electronic computers and other electronics application equipment, machinery and instruments, electrical equipment, machinery and instruments, and all kinds of equipment, machinery, instruments and systems related to electricity;
2. To manufacture, sell or otherwise dispose of, nuclear energy machinery and instruments, aircraft machinery and instruments, medical machinery and instruments, measuring instruments and all equipment, machinery, instruments and systems other than those mentioned in item 1 above;
3. To manufacture, sell or otherwise dispose of, electron tubes, semiconductor devices, integrated circuits and all parts and materials for use in or in connection with any equipment, machinery and instruments mentioned in any of the preceding items;
4. To provide telecommunications, data base, and other information services;
5. To provide mail order, money collection, travel agency, non-life insurance agency, life insurance agency, broadcasting, and security services by means of the Internet and other networks;
6. To contract for construction work;
7. To engage in any and all activities requisite to the promotion, handling, and carrying out of the businesses mentioned in any of the preceding items; and
8. To invest in businesses mentioned in any of the preceding items which businesses are under the administration of others.
Article 3. (Location of Principal Office)
     The Principal Office of the Company shall be located in Minato-ku, Tokyo.
Article 4. (Method of Giving Public Notices)
     Public notices of the Company shall be given by means of electronic public notices, provided, however, that in cases where an electronic public notice is impracticable due to an accident or other unavoidable reasons, the Company shall give its public notices in the Nihon Keizai Shimbun published in Tokyo Metropolis.

CHAPTER II
SHARES
Article 5. (Total Number of Shares Authorized to Be Issued)
     The total number of shares authorized to be issued by the Company shall be seven billion and five hundred million (7,500,000,000).
Article 6. (Acquisition of Own Shares)
     The Company may purchase its own shares by a resolution of the Board of Directors in accordance with the provision of Item 2 of Paragraph 1, Article 211-3 of the Commercial Code of Japan.
Article 7. (Number of Shares Constituting One Unit of Shares)
1. The number of shares constituting one unit of shares of the Company shall be one thousand (1,000).
2. The Company shall not issue share certificates with respect to any number of shares constituting less than one unit (herein called “shares less than one unit”).
Article 8. (Purchase by a Shareholder of Shares Less Than One Unit)
     A shareholder (including a beneficial shareholder; hereinafter the same interpretation being applicable) who holds shares less than one unit may request the Company to sell to him/her such number of shares as, together with the shares less than one unit held by him/her, would constitute one unit of shares.
Article 9. (Handling Regulations of Shares, etc.)
1. The denominations of share certificates, entry of a change in the name of a shareholder, registration of the creation of a pledge, manifestation of a trust, purchase and sale of shares less than one unit, reissuance of a share certificate, and any other procedures relating to shares as well as fees therefor, shall be governed by the Share Handling Regulations established by the Board of Directors.
2. The procedures for inspection and transcription of the Company’s documents and delivery of a certified copy or an extract copy thereof as well as fees therefor shall be governed by handling regulations established by the Board of Directors.
Article 10. (Transfer Agent)
1. The Company shall appoint a Transfer Agent for shares.
2. The Transfer Agent and its office shall be designated by a resolution of the Board of Directors, and a public notice shall be given with regard thereto.
3. The Register of Shareholders (including the Register of Beneficial Shareholders; hereinafter the same interpretation being applicable) and the Register of Lost Share Certificates of the Company shall be kept at the office of the Transfer Agent, and the Transfer Agent shall handle the entry of a change in the name of a shareholder, purchase and sale of shares less than one unit and any other business relating to shares, no such businesses being handled by the Company.
Article 11. (Record Date)
1. The shareholders recorded in the last Register of Shareholders as of the last day of each business period shall be deemed the shareholders entitled to exercise the rights of shareholders at the ordinary general meeting of shareholders for that business period.
2. By a resolution of the Board of Directors a record date may be set whenever necessary in addition to the record date in the preceding paragraph, provided an advance public notice shall be given thereof.

CHAPTER III
GENERAL MEETINGS OF SHAREHOLDERS
Article 12. (Convocation)
1. An ordinary general meeting of shareholders shall be convened in June of each year, and an extraordinary general meeting of shareholders shall be convened whenever necessary.
2. A general meeting of shareholders shall be convened by a Representative Director who is appointed by the Board of Directors pursuant to a resolution of the Board of Directors unless otherwise provided by law or ordinance, and, in cases where he/she is unable to act, the meeting shall be convened by another Representative Director in accordance with an order previously determined by the Board of Directors.
Article 13. (Chairman)
     The chairmanship of the general meeting of shareholders shall be assumed by a Representative Director who is appointed by the Board of Directors, and, in cases where he/she is unable to act, it shall be assumed by another Representative Director in accordance with an order previously determined by the Board of Directors.
Article 14. (Requirements for Resolution)
1. The ordinary resolutions of general meetings of shareholders shall be adopted by a majority of votes of shareholders present.
2. The resolutions of general meetings of shareholders provided for in Paragraph 1, Article 343 of the Commercial Code of Japan shall be adopted by not less than two-thirds of votes of shareholders present at a general meeting at which shareholders having not less than one-third of the total number of voting rights of all shareholders are present.
Article 15. (Exercise of Voting Rights by Proxy)
     A shareholder may exercise his/her voting rights by a proxy, who shall be a shareholder of the Company with the right to vote, provided that such proxy must file with the Company a document establishing his/her power of representation.
Article 16. (Minutes)
1. The summary of proceedings and results of each general meeting of shareholders shall be recorded in the minutes, which shall be signed by the chairman and the Directors present.
2. The original of the minutes mentioned in the preceding paragraph shall be kept at the Principal Office of the Company for ten years, and a certified copy thereof shall be kept at each branch office of the Company for five years.
CHAPTER IV
DIRECTORS AND BOARD OF DIRECTORS
Article 17. (Number)
     The Company shall have Directors not exceeding twenty in number.
Article 18. (Election)
1. A resolution electing Directors shall be adopted by a majority of votes of shareholders present at a general meeting of shareholders at which shareholders having not less than one-third of the total number of voting rights of all shareholders are present.
2. No cumulative voting shall be used for the resolution mentioned in the preceding paragraph.
Article 19. (Term of Office)
     The term of office of a Director shall expire at the conclusion of the ordinary general meeting of shareholders to settle the accounts for the last business period taking place within one year following his/her assumption of office.
Article 20. (Representative Director)
     The Director(s) who represent the Company shall be nominated by a resolution of the Board of Directors.
Article 21. (Board of Directors)
1. The Board of Directors shall make decision on the management of the affairs of the Company in accordance with the provisions of applicable law or ordinance and of these Articles of Incorporation.
2. In addition to the provisions of applicable law or ordinance and of these Articles of Incorporation, the Rules of the Board of Directors established by the Board of Directors shall apply to matters relating to the Board of Directors.
3. In convening a meeting of the Board of Directors, notice shall be issued to each Director and each Corporate Auditor at least three days before the meeting date. Provided, however, in case of an urgency, this period may be shortened.
Article 22. (Remuneration and Retirement Allowances)
     Remuneration and retirement allowances for Directors shall be fixed by a resolution of a general meeting of shareholders.
Article 23. (Liability Limitation Contract with Outside Directors)
     The Company may enter into a contract with its outside Directors to limit their liability to the Company for the damages arising from actions stipulated in Item 5 of Paragraph 1, Article 266 of the Commercial Code of Japan to the higher of either (i) the amount to be fixed which is not less than 15 million yen or (ii) the amount stipulated by the Commercial Code of Japan, provided that they shall act in good faith and without gross negligence.

CHAPTER V
CORPORATE AUDITORS AND
THE BOARD OF CORPORATE AUDITORS
Article 24. (Number)
     The Company shall have Corporate Auditors not exceeding five in number.
Article 25. (Election)
     A resolution electing Corporate Auditors shall be adopted by a majority of votes of shareholders present at a general meeting of shareholders at which shareholders having not less than one-third of the total number of voting rights of all shareholders are present.
Article 26. (Term of Office)
     The term of office of a Corporate Auditor shall expire at the conclusion of the ordinary general meeting of shareholders to settle the accounts for the last business period taking place within four years following his/her assumption of office.
Article 27. (Full-time Corporate Auditor)
     Corporate Auditors shall appoint from among themselves one or more full-time Corporate Auditors.
Article 28. (Board of Corporate Auditors)
1. The Board of Corporate Auditors shall make decisions on the matters relating to the performance of duties of a Corporate Auditor in accordance with the provisions of applicable law or ordinance and of these Articles of Incorporation. Provided, however, the Board of Corporate Auditors shall not prevent a Corporate Auditor from exercising his/her powers.
2. In addition to the provisions of applicable law or ordinance and of these Articles of Incorporation, the Rules of the Board of Corporate Auditors established by the Board of Corporate Auditors shall apply to matters relating to the Board of Corporate Auditors.
3. In convening a meeting of the Board of Corporate Auditors, notice shall be issued to each Corporate Auditor at least three days before the meeting date. Provided, however, in case of an urgency, this period may be shortened.
Article 29. (Remuneration and Retirement Allowances)
     Remuneration and retirement allowances for Corporate Auditors shall be fixed by a resolution of a general meeting of shareholders.
CHAPTER VI
ACCOUNTS
Article 30. (Settlement of Accounts)
     The Company’s business period shall be from April 1st of each year to March 31st of the ensuing year, and its accounts shall be settled at the end of each business period.
Article 31. (Dividends)
     Dividends shall be paid to the shareholders or registered pledgees recorded in the last Register of Shareholders as of the last day of each business period.
Article 32. (Interim Dividends)
     The Company may by a resolution of the Board of Directors make cash distribution provided for in Article 293-5 of the Commercial Code of Japan (herein called “interim dividends”) to the shareholders and registered pledgees recorded in the last Register of Shareholders as of September 30th of each year.
Article 33. (Conversion of Convertible Debentures and Dividends Thereon)
     The first dividends or interim dividends to be paid on the shares of stock issued upon conversion of a convertible debenture shall be paid as if the conversion were made on April 1st where the conversion is requested during the period from April 1st to September 30th, or on October 1st where the conversion is requested during the period from October 1st to March 31st of the ensuing year, as the case may be.
Article 34. (Limitation of Payment Period)
     In cases where dividends or interim dividends shall remain unclaimed after the lapse of three years from the day on which payment thereof was commenced, the Company shall be exonerated from the responsibility of payment thereof.
Supplementary Provisions
Article 1.
     In the case where all convertible debentures issued by the Company not later than March 31st, 2002 are either converted or redeemed, Article 33 along with this provision shall be deleted, and Article 34 shall be renumbered as Article 33.

(TRANSLATION)
RULES OF THE BOARD OF DIRECTORS
OF
NIPPON DENKI KABUSHIKI KAISHA
(NEC CORPORATION)
Historical Note

Promulgated on October 31, 1951
Partially amended on May 29, 1975
– Do. – on September 29,1982
– Do. – on July 27, 1984
– Do. – on March 29,1993
– Do. – on March 28, 1997
– Do. – on June 27, 1997
– Do. – on June 28, 2002
– Do. – on June 22, 2005

RULES OF THE BOARD OF DIRECTORS
OF
NIPPON DENKI KABUSHIKI KAISHA
(NEC CORPORATION)
Article 1. (Purpose)
     These Rules shall, pursuant to the Articles of Incorporation of the Company, govern the matters relating to the Board of Directors of the Company.
Article 2. (Constituent Members)
1. The Board of Directors shall be comprised of the Directors.
2. Corporate Auditors shall attend and, when they deem it necessary, state their opinion at a meeting of the Board of Directors.
Article 3. (Time and Place of Meetings of the Board of Directors)
1. An ordinary meeting of the Board of Directors shall be held at the Principal Office at 10:00 a.m. on the 28th day (when it falls on a holiday, it shall be held on the prior day) of every month. Provided, however, that in case of necessity, time and/or place of the ordinary meeting may be changed.
2. An extraordinary meeting of the Board of Directors shall be held from time to time whenever necessary.
Article 4. (Convocation of Meetings of the Board of Directors)
1. The meeting of the Board of Directors shall be convened by a Representative Director who is appointed by the Board of Directors, and, in cases where he/she is unable to act, the meeting shall be convened by another Representative Director in accordance with an order previously determined by the Board of Directors.
2. Any Director other than the Director authorized to convene a meeting as prescribed in the preceding paragraph and any Corporate Auditor may, by submitting written agenda and reasons therefor to the Director authorized to convene a meeting, request for the convocation of a meeting of the Board of Directors.
3. If, in the case provided for in the preceding paragraph, no notice to convene a meeting of the Board of Directors to be held on a date no later than two weeks from the date of the request has been issued within five days after such request, the Director or Corporate Auditor who made such request may convene the meeting of the Board of Directors.
4. If all the offices of Directors authorized to convene a meeting of the Board of Directors are vacant or such Directors are unable to act, it may be convened by any other Director.
Article 5. (Convocation Notice)
     In convening a meeting of the Board of Directors, notice shall be issued to each Director and each Corporate Auditor at least three days before the meeting date. Provided, however, in case of an urgency, this period may be shortened.
Article 6. (Chairman)
1. The chairmanship of the Board of Directors shall be assumed by a Representative Director who is appointed by the Board of Directors, and, in cases where he/she is unable to act, it shall be assumed by another Representative Director in accordance with an order previously determined by the Board of Directors.
2. Chairman at a meeting of the Board of Directors convened under Article 4, Paragraph 3 or Paragraph 4 shall be elected from among the Directors present.
Article 7. (Method of Resolution)
1. A resolution of a meeting of the Board of Directors shall be passed by a majority of votes of the Directors present, who shall constitute a majority of all the Directors.
2. No Director having a particular interest in any specific resolution of the Board of Directors shall exercise his/her voting right upon such resolution. The number of Directors who are so prevented from voting at a meeting shall be excluded from the number of the Directors present and the Directors then in office for the purpose of the preceding paragraph.
Article 8. (Matters to be Discussed)
1. The matters to be discussed at a meeting of the Board of Directors shall be the matters to be resolved and the matters to be reported.
2. Details of the matters to be resolved and the matters to be reported shall be separately determined.
Article 9. (Representative Director)
1. The Representative Directors shall, pursuant to the resolutions of the Board of Directors, represent the Company and execute the business of the Company.
2. The Representative Directors may determine the matters concerning the execution of the Company’s business except those matters which are required by law or ordinance or by these Rules to be determined by resolutions of the Board of Directors. Provided, however, that this shall not apply to the matter with respect to which a specific resolution of the Board of Directors was made.
Article 10. (Minutes)
1. The summary of proceedings and results of each meeting of the Board of Directors shall be recorded in the minutes, which shall be signed by the Directors and Corporate Auditors present.
2. The minutes mentioned in the preceding paragraph shall be kept at the Principal Office of the Company for ten years.
Article 11. (Attendance of Persons Not Directors or Corporate Auditors)
     The chairman of a meeting of the Board of Directors may, if necessary, invite persons other than Directors or Corporate Auditors to attend the meeting of the Board of Directors in order to obtain their opinion.
Article 12. (Amendments)
     Any amendment to these Rules shall be made by a resolution of the Board of Directors.